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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and the related Prospectus of Holly Corporation for the registration of 2,875,000 shares of its common stock and to the inclusion therein of our report dated September 20, 1994, with respect to the consolidated financial statements of Holly Corporation included in its Annual Report (Form 10-K) for the year ended July 31, 1994, filed with the Securities and Exchange Commission.


                                            /s/ ERNST & YOUNG LLP
                                            ERNST & YOUNG LLP

Dallas, Texas
May 16, 1995